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                                                                   EXHIBIT 10.29

                    CONTINENTAL CAPITAL & EQUITY CORPORATION
                                   SUITE 200
                             195 WEKIVA SPRINGS RD.
                               LONGWOOD, FL 32779

                              PHONE (407) 682-2001
                              FAX   (407) 682-2544


December 15, 1999



Michael Forster
SmartSources.com
1288 Pear Avenue Suite A
Mountain View, CA 94043

RE:      LETTER OF UNDERSTANDING

Dear Mr. Forster:

This letter shall serve as a formal understanding between Continental Capital & Equity corporation ("CCEC") and SmartSources.com ("Company") amending Section 4 of the Client Service Agreement executed December 8, 1999, to include the following terms:

         (B) CCEC has an option to purchase from the Company two hundred thousand (200,000) shares of the Company's common stock as follows: fifty thousand (50,000) shares at a per share price of five dollars twenty five cents ($5.25); fifty thousand (50,000) shares at a per share price of six dollars ($6.00); fifty thousand (50,000) shares at a per share price of seven dollars fifty cents ($7.50); and fifty thousand (50,000) shares at a per share price of eight dollars ($8.00). The options shall expire 36 months from the execution date of this agreement. The Company agrees to register the underlying shares pursuant to the terms and conditions of the attached Registration Rights Agreement.

To confirm that this is also your understanding, please sign in the space provided below.

Sincerely,

CONTINENTAL CAPITAL & EQUITY CORPORATION


/s/ JIMMY HOLTON

Jimmy Holton
Executive Vice President


Agreed this 15th day of December 1999.

SMARTSOURCES.COM


/s/ MICHAEL FORSTER
-------------------------
Michael Forster